Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan of our reports dated February 26, 2026, with respect to the consolidated financial statements of Adaptive Biotechnologies Corporation, and the effectiveness of internal control over financial reporting of Adaptive Biotechnologies Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

February 26, 2026